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Exhibit 3.1(b)

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Articles of Amendment—Domestic Corporation
(15 Pa.C.S.)

x	Business Corporation (§ 1915)
Nonprofit Corporation (§ 5915)
Filed in the Department of State on November 18, 2002

        In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1.	The name of the corporation is:
Comcast Corporation
2.
The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):
(a) Number and Street	City	State	Zip	County
1500 Market Street	Philadelphia	PA	19102	Philadelphia

(b) Name of Commercial Registered Office Provider:				County
c/o
3.	The statute by or under which it was incorporated: Pennsylvania Business Corporation Law of 1988, as amended.
4.	The date of its incorporation: March 5, 1969
5.	Check, and if appropriate complete, one of the following:
This amendment shall be effective upon filing these Articles of Amendment in the Department of State.
x	This amendment shall be effective on November 18, 2002 at 4:15 pm
Date Hour
6.	Check one of the following:
x	The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a).
The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. § 1914(c) or § 5914(b).
7.	Check, and if appropriate, complete one of the following:
x	The amendment adopted by the corporation, set forth in full, is as follows
"Article 1. The name of the corporation is Comcast Holdings Corporation."
The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8.	Check if the amendment restates the Articles:
The restated Articles of Incorporation supersede the original articles and all amendments thereto.
IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 18th day of November, 2002.
Comcast Corporation Name of Corporation
/s/ Arthur R. Block Signature
Senior Vice President Title

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  Exhibit 3.1(b)
PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU
Articles of Amendment—Domestic Corporation (15 Pa.C.S.)